Filed Pursuant to Rule 433
Registration Statement No. 333-187614-02

$1bln BMW Vehicle Lease Trust (BMWLT) 2014-1

JT-BOOKS	:	Barclays (str), JPM
CO-MGRS	:	BAML, DB, HSBC, RBS

CLS	$AMT(MM)	MDY/FTCH	WAL	WIN	E.FNL	L.FNL	BMK+SPD	YLD	COUP	PX
====================================================================================================================================================================
A-1	201.000	P-1/F1+	0.33	1-7	11/14	04/15		0.200%	0.20%	100.00000
A-2	320.000	Aaa/AAA	1.05	7-17	09/15	03/16	EDSF +18	0.456%	0.45%	99.99418
A-3	380.000	Aaa/AAA	1.88	17-27	07/16	02/17	EDSF +24	0.740%	0.73%	99.98347
A-4	99.000	Aaa/AAA	2.34	27-29	09/16	08/17	IntS +30	0.993%	0.99%	99.99780
====================================================================================================================================================================

EXPECTED SETTLE	:	04/16/14	FORMAT	:	SEC-REG
FIRST PAY DATE	:	05/20/14	EXPECTED RATINGS	:	MDY/FITCH
BBERG TICKER	:	BMWLT 2014-1	MIN DENOMS	:	$1k by $1k
BILL AND DELIVER	:	BARCLAYS	PRICING SPEED	:	100% PPC TO MAT
CUSIPS	:	A-1 05579UAA1
A-2 05579UAB9
A-3 05579UAC7
A-4 05579UAD5

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.